Exhibit 99.1

InfoTech USA Hires Jay F. McKeage As Its New President

and Chief Executive Officer

McKeage’s Extensive Experience To Support Company’s Growth

FAIRFIELD, NJ - (BUSINESS WIRE) – January 23, 2006 –InfoTech USA, Inc. (OTCBB:IFTH), a majority-owned subsidiary of Applied Digital (NASDAQ: ADSX), a leading provider of identification and security technology, announced today that Jonathan (“Jay”) F. McKeage has been hired as the Company’s new President and Chief Executive Officer. Mr. McKeage will also serve on the Company’s Board of Directors.

With 18 years of experience on Wall Street, Mr. McKeage was Managing Director, Investment Banking, of Dominick & Dominick LLC in New York City from 1995-2002. From 2002-2004, he worked at the international investor relations firm of Allen & Caron, Inc. Since 2004, he has held the position of Vice President of Business Development at both Applied Digital and Applied Digital’s majority-owned subsidiary Digital Angel Corporation (AMEX:DOC). Mr. McKeage is a graduate of Rice University, and holds MA and PhD degrees from Harvard University, as well as a Certificate in Business Administration from the Wharton School of Business.

Commenting on Mr. McKeage’s new position, InfoTech’s recently appointed Chairman Scott R. Silverman said, “The appointment of Jay reflects our intention to expand InfoTech’s technology platform. With a steady revenue stream and a favorable capital structure, the Company is now poised for growth. My recent appointment as Chairman and now Jay’s appointment as President and CEO reflects our desire to realize InfoTech’s potential via organic growth and acquisition.. I have worked with Jay for many years and I am confident that his background and experience should prove beneficial for InfoTech shareholders.”

During his tenure as Vice President of Business Development for Applied Digital and Digital Angel, Mr. McKeage oversaw international acquisitions for both companies that added revenues and earnings for the Applied Digital group of companies. Instantel, Inc., based in Ottawa, Ontario, Canada, had annualized revenues of about US$14 million when it was folded into VeriChip Corporation, and DSD Holdings A/S, based in Copenhagen, Denmark, had annual revenues of over US$5 million when brought into the Animal Applications division of Digital Angel.

About InfoTech USA

InfoTech USA, Inc., a majority-owned subsidiary of Applied Digital, is a 20 year-old provider of information technology solutions, including consulting, networking, procurement, deployment, integration, migration and security services and solutions. The company also provides on-going system and network maintenance services. For more information, please visit www.InfoTechUSA.com.

About Applied Digital – “The Power of Identification Technology”

Applied Digital develops innovative identification and security products for consumer, commercial, and government sectors worldwide. The Company's unique and often proprietary products provide identification and security systems for people, animals, the food supply, government/military arena, and commercial assets. Included in this diversified product line are RFID applications, end-to-end food safety systems, GPS/Satellite communications, and telecomm and security infrastructure, positioning Applied Digital as the leader in identification technology. Applied Digital is the owner of a majority position in Digital Angel Corporation (AMEX:DOC).

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

Contact:

Investors:
CEOcast, Inc.
Ken Sgro, 212-732-4300
kensgro@ceocast.com

Media:
Direct Communications Group
John O. Procter, 202-772-2179
jprocter@dcgpr.com